UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2026

MODULAR MEDICAL, INC.

(Exact Name of Registrant as Specified in Charter)

001-41277

(Commission File Number)

Nevada	87-0620495
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

10740 Thornmint Road

San Diego, California 92127

(Address of principal executive offices, with zip code)

(858) 800-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MODD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 19, 2026, Modular Medical, Inc. (the “Company”) entered into a Placement Agency Agreement (the “Agreement”) with Maxim Group LLC (the “Placement Agent”), relating to a registered direct offering (the “Offering”) of 750,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), referred to as the “Shares.” The gross proceeds to the Company from the Offering will be approximately $3.375 million, before deducting the Placement Agent fee and other offering expenses. The Offering is expected to close on April 21, 2026 (the “Closing Date”).

Pursuant to the Agreement, the Company agreed to pay the Placement Agent a cash fee equal to 7% of the gross proceeds received from the Offering and to reimburse the Placement Agent for its expenses incurred in connection with the Offering in an amount up to $75,000.

The Offering was made pursuant to an effective registration statement on Form S-3 (Registration Statement No. 333- 287313) previously filed with the Securities and Exchange Commission (the “SEC”) on May 15, 2025 and declared effective by the SEC on May 22, 2025, and a final prospectus supplement relating to the Offering dated April 19, 2026.

Pursuant to the Agreement, each of the Company’s directors and executive officers entered into “lock-up” agreements that, subject to certain exceptions, prohibit, without the prior written consent of the Placement Agent, the sale, transfer, or other disposition of securities of the Company for a period of 90 days from the date of the Agreement. Pursuant to the Agreement, the Company has agreed not to, subject to certain conditions and exceptions, offer, pledge, sell, contract to sell, or sell any option, right or warrant to purchase, lend or otherwise transfer or dispose, directly or indirectly, any shares of capital stock or any securities convertible into or exercisable or exchangeable for shares of capital stock, affect or enter into an agreement to effect any issuance by the Company or its subsidiaries of Common Stock or Common Stock equivalents (or a combination of units thereof) for a period of 45 days from the Closing Date.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the legal opinion of Lucosky Brookman, LLP relating to the Shares is attached hereto as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 8.01 Other Events.

The Company issued a press release announcing the pricing of the Offering on April 19, 2026. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this report:

Exhibit Number	Exhibit Description
1.1	Placement Agency Agreement, dated as of April 19, 2026, between the Company and Maxim Group LLC
5.1	Opinion of Lucosky Brookman, LLP
23.1	Consent of Lucosky Brookman, LLP (included in Exhibit 5.1)
99.1	Press Release dated April 19, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODULAR MEDICAL, INC.

Date: April 21, 2026	By:	/s/ James E. Besser
James E. Besser
Chief Executive Officer

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